Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Bancorp, Inc.

We consent to the incorporation by reference in the registration statements (333-127194, 333-117816, 333-117476, and 333-168937) on Forms S-8 of New Century Bancorp, Inc. of our report dated March 20, 2014, with respect to the consolidated financial statements of New Century Bancorp, Inc. and subsidiary, which report appears in New Century Bancorp, Inc.’s 2013 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 20, 2014